SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                             (Amendment No. _______)

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ]  Confidential, for  Use of the
                                                 Commission  Only (as  permitted
                                                 by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               ACXIOM CORPORATION
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

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     Item 22(a)(2) of Schedule 14A.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously by written preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount previously Paid:

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     3)   Filing Party:

     4)   Date Filed:

                               ACXIOM CORPORATION
                                1 Information Way
                           Little Rock, Arkansas 72202
                                  501.342.1000
                                 www.acxiom.com


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held August 4, 1999



                                [GRAPH OMITTED]



         Please join us for the 1999 Annual Meeting of Stockholders of Acxiom Corporation. The meeting will be held on Wednesday, August 4, 1999, at 10:30 a.m., local time at the DoubleTree Hotel, 424 West Markham Street, Little Rock, Arkansas.

         We are holding this meeting:

         1. to elect three directors to serve until the 2002 annual meeting of stockholders; and

         2. to transact any other business that properly comes before the meeting.

         To vote at the meeting, you must be a stockholder of record at the close of business on June 14, 1999.



                                             By Order of the Board of Directors


                                                     Catherine L. Hughes
                                                          Secretary
Little Rock, Arkansas
June 25, 1999




                             YOUR VOTE IS IMPORTANT!

            PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY OR VOTE BY
                 TELEPHONE OR THROUGH THE WEB SITE LISTED IN THE
                              VOTING INSTRUCTIONS.

                                 PROXY STATEMENT

         This Proxy Statement is being mailed beginning June 25, 1999, in connection with the solicitation of proxies by the Board of Directors of Acxiom Corporation, a Delaware corporation, for use at the 1999 Annual Meeting of Stockholders. The Meeting will be held at the DoubleTree Hotel, 424 West Markham Street, Little Rock, Arkansas on Wednesday, August 4, 1999, at 10:30 a.m., local time.


                                TABLE OF CONTENTS

                                                                            PAGE

Questions and Answers  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Proposal You May Vote On   . . . . . . . . . . . . . . . . . . . . . . . . .  4

Information About The Board of Directors . . . . . . . . . . . . . . . . . .  5

    Nominees For Director  . . . . . . . . . . . . . . . . . . . . . . . . .  5

    Other Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6

    Board Meetings and Committees  . . . . . . . . . . . . . . . . . . . . .  7

Stock Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

    Ownership of Major Stockholders  . . . . . . . . . . . . . . . . . . . .  8

    Holdings of Officers and Directors   . . . . . . . . . . . . . . . . . .  9

Executive Compensation   . . . . . . . . . . . . . . . . . . . . . . . . . . 10

    Summary Compensation Table   . . . . . . . . . . . . . . . . . . . . . . 10

    Option Grants For Last Fiscal Year   . . . . . . . . . . . . . . . . . . 11

    Option Exercises and Fiscal Year End Option Values . . . . . . . . . . . 12

    Compensation of Directors  . . . . . . . . . . . . . . . . . . . . . . . 12

    Compensation Committee Interlocks and Insider Participation  . . . . . . 12

    Report of Compensation Committee . . . . . . . . . . . . . . . . . . . . 12

Stock Performance Graph  . . . . . . . . . . . . . . . . . . . . . . . . . . 16

Certain Transactions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

Section 16(a) Reporting Delinquencies  . . . . . . . . . . . . . . . . . . . 18

Independent Public Accountants . . . . . . . . . . . . . . . . . . . . . . . 18

Submission of Stockholder Proposals  . . . . . . . . . . . . . . . . . . . . 18

Additional Information Available . . . . . . . . . . . . . . . . . . . . . . 19

Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

QUESTIONS AND ANSWERS


Q:   Who can vote?

A: If you owned any shares of Acxiom at the close of business on June 14, 1999, you are entitled to vote.

Q:   How many shares can vote?

A: Every stockholder is entitled to one vote for each share held. As of June 14, 1999, our record date, 83,085,032 shares of common stock were issued and outstanding and are eligible to vote. A list of our stockholders will be available for examination at our principal offices, 1 Information Way, Little Rock, Arkansas 72202, for at least 10 days prior to the 1999 Annual Meeting.

Q:   What may I vote on?

A:   The  election of William T.  Dillard II,  Harry C.  Gambill,  and Thomas F.
     (Mack) McLarty, III to the Board of Directors.

Q:   How does the Board recommend I vote on the proposal?

A:   The Board recommends a vote FOR each of the nominees.

Q:   How do I vote?

A: You can vote by proxy, which gives the proxy holder the right to vote your shares on your behalf. There are three ways for you to send in your proxy:

     o    Mail the proxy voting card in the enclosed return envelope;

     o Call the 800 number listed in your proxy voting instructions to vote by telephone; or

     o Log on to the Internet at the web site listed in your proxy voting instructions and follow the instructions at that site.

     You may also vote in person at the Annual Meeting, even if you have already sent in your proxy.

Q:   Who will count the votes?

A: A representative of First Chicago Trust Company, a Division of EquiServe, our transfer agent, will count the votes and act as the inspector of election.

Q:   What does it mean if I get more than one proxy card?

A: If your shares are registered differently and in more than one account, you will receive more than one card. Follow the voting instructions on each proxy card to ensure that all of your shares are voted.

Q:   What vote is required to pass an item of business?

A: A majority of the holders of our outstanding common stock must be present in person or represented by proxy to hold the meeting. A majority of present or represented stockholders' votes is required to elect any director.

     Unless you indicate otherwise on your proxy card, the persons named as your proxies will vote your share(s) for all of the nominees for director.

Q:   Can I revoke my proxy?

A: Yes. There are three ways for you to revoke your proxy before your proxy holder votes your shares:

     o    File a written revocation with Acxiom's Secretary before the meeting;

     o    Sign and deliver a proxy bearing a later date; or

     o    Vote in person at the meeting.


                            PROPOSAL YOU MAY VOTE ON


1.   Election of Directors

     There are three nominees for election this year. William T. Dillard II, Harry C. Gambill, and Thomas F. (Mack) McLarty, III currently are members of the Acxiom Board of Directors with terms that expire at the meeting. Detailed information on each is provided below.


      Your Board unanimously recommends a vote for each of these directors.


     The enclosed form of proxy provides a method for you to (1) vote for all nominees together, (2) vote only for certain nominees while withholding authority to vote for other nominees, or (3) withhold authority for all nominees. Please read the voting instructions contained in the attached proxy for information on how to withhold authority for any or all nominees. If you withhold authority for all nominees, your vote will be treated as an abstention and accordingly your shares will neither be voted for nor against a director, but they will be counted for quorum purposes. Broker "non-votes" are not relevant to the determination of a quorum or whether the proposal to elect directors has been approved.

     A majority of the holders of our outstanding common stock must be present in person or represented by proxy to establish a quorum for the meeting. A majority of shares present or represented by stockholder votes at the meeting is required to elect any director.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

     William T. Dillard II, Harry C. Gambill, and Thomas F. (Mack) McLarty, III currently are members of the Acxiom Board of Directors with terms that expire at the meeting. If elected, Messrs. Dillard, Gambill and McLarty will serve with the other five Board members: Dr. Ann H. Die and Charles D. Morgan, whose terms will expire at the 2000 Annual Meeting, and Rodger S. Kline, Robert A. Pritzker and James T. Womble, whose terms expire at the 2001 Annual Meeting.

     Your proxy holder will vote your shares for the nominees unless you instruct otherwise. If a nominee is unable to serve as a director, your proxy holder may vote for any substitute nominee proposed by the Board unless you withhold this authority. In the event of any director's death, disqualification or inability to serve, the Board will fill the vacancy.

Nominees For Director

     The Board nominates the following candidates.

                                                                        Director
Name          Age                Business Experience                      Since

William T.
Dillard II    54    Mr. Dillard has served since 1968 as a member of      1988
                    the Dillard's, Inc. Board of Directors and is Chief Executive Officer of Dillard's, Inc. of
                    Little Rock, Arkansas, a regional chain of traditional department stores with 270 retail outlets in 27 states in the Southeast, Southwest and Midwest areas of the United
                    States.  In addition to Dillard's,  Inc., Mr.
                    Dillard is also a director of Barnes & Noble, Inc.
                    and Chase Bank of Texas, N.A. He holds a master's degree in business administration from Harvard
                    University and a bachelor's degree in the same field from the University of Arkansas.

Harry C.
Gambill       53    Mr. Gambill is a director and has held the positions  1992 of Chief Executive Officer and President of Trans
                    Union LLC, a company engaged in the business of providing consumer credit reporting services, since
                    April 1992.  Mr. Gambill joined Trans Union in
                    1985 as Vice President/General Manager of the
                    Chicago Division.  In 1987 he was named Central
                    Region Vice President.  In 1990 he was named
                    President of TransAction, and assumed the added title of President of TransMark in 1991. Mr.
                    Gambill is also a director of Associated Credit
                    Bureaus and the International Credit Association.
                    He holds degrees in business administration and economics from Arkansas State University.

Thomas F.
(Mack)
McLarty, III 52     Mr. McLarty was appointed to fill a vacancy on the    1999
                    Company's Board of Directors in 1999. He is Chairman of The McLarty Companies, a third generation family business and one of the nation's leading automotive dealership groups. He is a board member of the Financial Times Advisory Board of London, England, the Americas Society of New York City, the Inter-
                    American Dialogue of Washington, D.C., and the M.D.
                    Anderson Cancer Center in Houston. He has also recently joined the board of Entergy System
                    Companies. In 1983 he became chairman and chief executive officer of Arkla, a Fortune 500 natural gas company. He was appointed by President
                    Bush to the National Petroleum Council and the National Council on Environmental Quality, and he was a member of the St. Louis Federal Reserve Board from 1989 through 1992. Beginning in 1992, he served President Clinton in several key positions:
                    Chief of Staff, Counselor to the President, and Special Envoy for the Americas, with over five years of service in the President's Cabinet and on the National Economic Council. He holds a degree in business administration from the University of Arkansas.


Other Directors

                                                                        Director
Name          Age    Business Experience                                  Since

Dr. Ann H.
Die           54     Dr. Die has served as President of Hendrix           1993
                     College in Conway, Arkansas since 1992. She is a member of the Board of Directors of the National
                     Merit Scholarship Corporation, the Foundation for
                     Independent Higher Education, and the American
                     Council on Education. She is also Chair of the National Collegiate Athletic Association (NCAA)
                     Division III Presidents Council and a member of the NCAA Executive Committee. She is Past Chair of the Board of Directors of the National
                     Association of Independent Colleges and
                     Universities. Prior to coming to Hendrix, she served as Dean of the H. Sophie Newcomb Memorial
                     College and Associate Provost at Tulane University.
                     Dr. Die graduated summa cum laude from Lamar
                     University, earned a master's degree from the University of Houston, and a Ph.D. in Counseling
                     Psychology from Texas A&M University.

Rodger S.
Kline         56     Mr. Kline joined Acxiom in 1973 and serves as        1975
                     Acxiom's Treasurer and Chief Operating Officer
                     (Operations Leader).  Prior to joining Acxiom,
                     Mr. Kline was employed by IBM Corporation. He holds an electrical engineering degree from the University of Arkansas.

Charles D.
Morgan        56     Mr. Morgan joined Acxiom in 1972.  He has been       1975
                     Chairman of the Board of Directors since 1975, and serves as Acxiom's President (Company
                     Leader).  He is also a director of Fairfield
                     Communities, Inc. and of the Direct Marketing
                     Association. In addition, he serves as Chairman of the Board of Hendrix College. He was employed by IBM Corporation prior to joining Acxiom. Mr.
                     Morgan holds a mechanical engineering degree from the University of Arkansas.

Robert A.
Pritzker      72     Mr. Pritzker was appointed to fill a newly created    1994
                     position on Acxiom's Board of Directors in 1994 and was elected a director in 1996. Mr. Pritzker is a director and the Chairman of Trans Union LLC, a company engaged in the business of providing consumer credit reporting services, a director and the President of each of Union Tank Car
                     Company, a company principally engaged in the leasing of railway tank cars and other railcars, and Marmon Holdings, Inc., a holding company of diversified manufacturing and services businesses. Mr. Pritzker is also a director of Hyatt Corporation, a company which owns and operates domestic and international hotels, and a director of Southern Peru Copper
                     Corporation, a company which mines, smelts, refines, and markets copper. Mr. Pritzker holds an industrial engineering degree from the Illinois Institute of Technology.

James T.
Womble        56     Mr. Womble joined Acxiom in 1974 and serves as       1975
                     one of Acxiom's four Division Leaders.  Mr.
                     Womble is also a director of Sedona Corporation.
                     Prior to joining Acxiom, he was employed by IBM
                     Corporation. He holds a degree in civil engineering from the University of Arkansas.


Board Meetings and Committees

     The Board holds quarterly meetings to review significant developments affecting Acxiom and to act on matters requiring Board approval. The Board currently has three standing committees to assist it in the discharge of its responsibilities. The committees are:

The Audit Committee

     Reviews the reports of the auditors and has the authority to investigate the financial and business affairs of Acxiom.

     The members are outside directors Dr. Ann H. Die, William T. Dillard II, Harry C. Gambill, Thomas F. (Mack) McLarty, III, and Robert A. Pritzker.

The Compensation Committee

     Administers certain of Acxiom's employee benefit plans and approves the compensation paid to Acxiom's senior leaders.

     The members are William T. Dillard II and Thomas F. (Mack) McLarty, III.

The Executive Committee

     Implements the policy decisions of the Board and handles routine matters which have been delegated to the Executive Committee by the Board.

     The members are Rodger S. Kline, Charles D. Morgan, and James T. Womble.

     During the past fiscal year, the Board met five times, the Audit
Committee met one time and the Compensation Committee met one time. Action pursuant to unanimous written consent in lieu of a meeting was taken four times by the Board, two times by the Compensation Committee and thirteen times by the Executive Committee. All of the incumbent directors attended at least three-fourths of the aggregate number of meetings of the Board and of the committees on which they served during the past fiscal year except for Robert A. Pritzker.

                                 STOCK OWNERSHIP

     The following tables show the ownership of Acxiom common stock by major stockholders, directors and executive officers.

Ownership of Major Stockholders

     The following table lists the persons known by Acxiom to be the beneficial owners of 5% or more of Acxiom common stock. The percentages of outstanding shares listed below are calculated based upon 82,995,032 shares of Acxiom common stock issued and outstanding as June 7, 1999.

                                          Number of Shares
                                          of Common Stock         Percent of
Name and Address of Beneficial Owner     Beneficially Owned   Outstanding Shares
T. Rowe Price Associates, Inc.  . . . . .   10,206,965<F1>          12.3%
    P.O. Box 89000
    Baltimore, MD  21289

William Blair & Company   . . . . . . . .    5,861,449<F2>           7.1%
    222 West Adams Street
    Chicago, IL  60606


<F1> Based upon  information  contained in a Schedule 13G filed by T. Rowe Price as of February 12, 1999 and certain information provided by T. Rowe Price as of March 31, 1999 in its capacity as trustee for certain employee benefit plans of Acxiom and its subsidiaries. 6,283,665 of the shares reported are held by T. Rowe Price in its capacity as trustee for Acxiom employee benefit plans. Except for participants under the Non-Qualified Deferred Compensation Plan who have approximately 9,257 shares allocated to their accounts, the participants under each of these employee benefit plans are entitled to vote the shares of Acxiom common stock allocated to their accounts on all matters submitted to Acxiom stockholders for approval.

<F2> Based on information  contained in a Schedule 13G filed with the Securities and Exchange Commission.

Holdings of Officers and Directors

     This table shows the amount of Acxiom common stock held by each director and the named executive officers on June 7, 1999. It also shows the common stock held by all of Acxiom's directors and executive officers as a group on that date.

                                          Number of Shares
                                          of Common Stock         Percent of
Name of Beneficial Owner                 Beneficially Owned   Outstanding Shares
Dr. Ann H. Die  . . . . . . . . . . . . .       11,655                 *
C. Alex Dietz   . . . . . . . . . . . . .      450,430<F1>             *
William T. Dillard II   . . . . . . . . .       20,000                 *
Harry C. Gambill  . . . . . . . . . . . .          400                 *
Rodger S. Kline   . . . . . . . . . . . .    1,934,480<F2>           2.3%
Thomas F. McLarty, III  . . . . . . . . .        1,000                 *
Charles D. Morgan   . . . . . . . . . . .    3,809,871<F3>           4.6%
Robert A. Pritzker  . . . . . . . . . . .        3,600<F4>             *
James T. Womble   . . . . . . . . . . . .    1,603,653<F5>           1.9%
Paul L. Zaffaroni   . . . . . . . . . . .      341,410<F6>             *
All directors, nominees and executive
  officers, as a group (14 persons) . . .    8,452,396<F7>          10.2%

----------------------------

*    Denotes less than 1%.
<F1> Includes  2,163 shares held by Mr.  Dietz's wife and 251,585 shares subject to currently exercisable options (35,734 of which are held by Mrs. Dietz), of which 251,161 are in the money.
<F2> Includes  291,828 shares subject to currently  exercisable  options and all are in the money.
<F3> Includes  388,863 shares subject to currently  exercisable  options and all are in the money.
<F4> The 3,600 shares were issued to Mr.  Pritzker as part of his director  fees for serving on Acxiom's Board of Directors. Of these, 1,000 shares are owned by Mr. Pritzker's wife.
<F5> Includes  232,403 shares subject to currently  exercisable  options and all are in the money.
<F6> Includes  320,883 shares subject to currently  exercisable  options and all are in the money.
<F7> Includes  1,709,197  shares subject to currently  exercisable  options,  of which 1,706,831 are in the money.

                             EXECUTIVE COMPENSATION

     This table shows the compensation during each of Acxiom's last three fiscal years paid to Mr. Morgan, the Company Leader, and the four other most highly compensated executive officers based on compensation earned during the fiscal year ended March 31, 1999.


Summary Compensation Table

                                                 Long Term Compensation
                                                ------------------------
                          Annual Compensation        Awards      Payouts
                         ---------------------- ---------------- -------
       (a)         (b)     (c)    (d)    (e)     (f)       (g)     (h)      (i)
                                                         Securi-
                                                           ties
                                        Other     Re-    Under-            All
                                        Annual  stricted  lying           Other
Name and                                Comp-    Stock   Options/  LTIP  Compen-
Principal                Salary  Bonus ensation Award(s)   SARs  Payouts sation
Position           Year    ($)    ($)  ($)<F1>  ($)<F2>    (#)     ($)     ($)
-----------------  ----  ------- ----- -------- -------- ------- ------- -------

Charles D. Morgan  1999  485,000  ___   292,300   ___    49,678<F3>___    24,020
  Chairman of the  1998  375,000  ___   267,857   ___         0    ___    14,813
  Board and        1997  325,000  ___    63,476   ___    33,545    ___     8,239
  Company Leader

Rodger S. Kline    1999  322,000  ___   194,063    ___   33,483<F3>___    15,956
  Operations       1998  250,000  ___   178,571    ___        0    ___     9,869
  Leader           1997  213,000  ___    41,601    ___   21,985    ___     2,817

James T. Womble    1999  264,000  ___   159,107    ___   31,782<F3>___    12,719
  Division Leader  1998  202,000  ___   126,250    ___        0    ___     7,829
                   1997  183,500  ___    35,340    ___   18,900    ___     5,329

Paul L. Zaffaroni  1999  242,000  ___   127,617    ___    7,415<F3>___    11,468
  Division Leader  1998  193,000  ___   120,625    ___        0    ___     7,564
                   1997  172,300  ___    33,652    ___   17,784    ___     2,563

C. Alex Dietz      1999  242,000  ___    70,898    ___    4,483<F3>___    11,445
  Division Leader  1998  191,000  ___   119,375    ___        0    ___     7,328
                   1997  168,300  ___    32,871    ___   17,371    ___     4,986

--------------------------

<F1> This amount represents the named  individuals'  at-risk pay for each fiscal year. See discussion of "At-Risk Base Pay" below under "Report of Compensation Committee."

<F2> No restricted  stock grants were made to the named  individuals  during the last three fiscal years.

<F3> See  footnotes  to "Option  Grants For Last Fiscal  Year" on the  following page.

<F4> This  amount  represents  Acxiom's  contribution  on behalf  of each  named executive officer to Acxiom's 401(k) and supplemental executive retirement plans.

Option Grants For Last Fiscal Year

     This table contains information concerning options to acquire shares of Acxiom stock granted to the named executive officers.

                                Individual Grants
       (a)                (b)          (c)        (d)         (e)        (h)

                                   Percent of
                                      Total
                                     Options/
                       Number of       SARs
                       Securities    Granted
                       underlying      to                            Grant Date
                      Options/SARs  Employees  Exercise or             Present
                        Granted     in Fiscal  Base Price  Expiration   Value
      Name                (#)         Year       ($/Sh)       Date       ($)

Charles D. Morgan ....  8,577<F1>     .560%      26.03      11/9/13   144,196.52
                        4,980<F1>     .325%      39.04      11/9/13    72,095.46
                        5,663<F1>     .369%      52.05      11/9/13    72,095.65
                       13,473<F2>     .879%      26.08      5/25/14    94,446.76
                       16,985<F3>    1.108%      26.08      5/25/14   119,081.84
Rodger S. Kline ......  5,912<F1>     .386%      26.03      11/9/13    99,392.54
                        3,433<F1>     .224%      39.04      11/9/13    49,699.54
                        3,904<F1>     .255%      52.05      11/9/13    49,701.82
                        8,958<F2>     .584%      26.08      5/25/14    62,792.69
                       11,276<F3>     .736%      26.08      5/25/14    79,056.04
James T. Womble ......  4,198<F1>     .274%      26.03      5/25/14    70,568.38
                        2,438<F1>     .159%      39.04      11/9/13    35,302.24
                        2,772<F1>     .181%      52.05      11/9/13    35,287.56
                       13,129<F2>     .856%      26.08      11/9/13    92,031.10
                        9,245<F3>     .603%      26.08      5/25/14    64,816.70
Paul L. Zaffaroni ....  7,415<F3>     .484%      26.08      5/25/14    51,986.57
C. Alex Dietz ........  4,483<F3>     .292%      26.08      5/25/14    31,430.31

<F1> On November 10, 1998,  these  long-term  incentive  options were granted to reflect a level change in the officer's compensation. These options vest incrementally over nine years.
<F2> Options  were  granted on May 26,  1999 to some  members of the  leadership team, including this executive officer, in lieu of cash payments made from the "incentive bank." Under Acxiom's long term incentive plan, half of any amounts achieved over and above the annual EVA targets may be retained in the incentive bank. Up to 1/3 of any overattainment balance may be paid out annually in cash or stock options. The exercise price was the fair market value of the Company's common stock on the day of grant. These options are fully vested and became immediately exercisable upon the grant date.
<F3> Options were granted on May 26, 1999 to the leadership team,  including the named individuals, in lieu of a portion of the at-risk base pay which was to have been paid to them in cash for the fiscal year ended March 31, 1999 as a part of their annual compensation. The exercise price was the fair market value of the Company's common stock on the day of grant. These options are fully vested and became immediately exercisable upon the grant date. (4) The grant date present value was based on the Black-Scholes Option Valuation Model, a widely recognized method of valuing options. The following underlying assumptions were used to derive the present value of these options: expected volatility of Acxiom's common stock of 40.75% to 46.34%, based upon the actual monthly volatility as represented by the standard deviation in the stock price variance for the two years prior to the grant date; a risk-free rate of return of 4.93% to 5.27%, based on the yield of the two year U.S. treasury notes as of the grant date; and exercise of the option two years after the grant date. The actual value, if any, the named individuals may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised; consequently, there is no assurance the value realized by the named individuals will be at or near the value estimated by the Black-Scholes Option Valuation Model.

Option Exercises and Fiscal Year End Option Values

         This table shows all stock options exercised by the named executives during the fiscal year ended March 31, 1999, and the number and value of options they held at fiscal year end.


     (a)             (b)       (c)            (d)                   (e)


                                           Number of
                                           Securities            Value of
                                           Underlying           Unexercised
                                          Unexercised          in-the-Money
                                          Options/SARs         Options/SARs
                    Shares            at Fiscal Year-End    at Fiscal Year-End
                   Acquired                   (#)                   ($)
     Name             on      Value     Exer-    Unexer-     Exer-      Unexer-
                   Exercise  Realized  cisable   cisable    cisable     cisable
                     (#)        ($)

Charles D. Morgan      0          0    358,405   269,398   6,185,831   3,149,075
Rodger S. Kline        0          0    271,594   178,514   4,958,694   2,091,708
James T. Womble        0          0    210,029   155,227   3,656,160   1,874,913
Paul L. Zaffaroni 25,000    539,375    313,468   136,668   6,291,912   1,762,428
C. Alex Dietz     24,000    535,500    241,456   134,813   4,587,786   1,757,439

Compensation of Directors

     Each outside director receives 1,000 shares of unregistered common stock as an annual retainer fee. In addition, each outside director receives a $1,500 fee for each meeting he or she attends. Inside directors do not receive any additional compensation for their service as directors.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee are William T. Dillard II and Thomas F. (Mack) McLarty, III. No compensation committee interlocks exist with respect to the Board's Compensation Committee, nor do any present or past officers of Acxiom serve on the Compensation Committee.

Report of Compensation Committee

     The Compensation Committee of the Board of Directors makes decisions on the compensation of Acxiom's leadership team. The Compensation Committee members are non-employee, outside directors pursuant to Securities and Exchange Commission rules and applicable Treasury regulations. Set forth below is a report submitted by William T. Dillard II and Thomas F. (Mack) McLarty, III, in their capacity as members of the Board's Compensation Committee, addressing the compensation policies for Acxiom's leadership team, for the individuals named in the tables above, and for Mr. Morgan.

Compensation Policies

     Compensation for Acxiom's  leadership is based upon principles  designed to
align  leadership  compensation  with  business  strategy,   Acxiom  values  and
management initiatives. The plan is designed to:

     o align the leaders' interests with the stockholders' and investors' interests

     o    motivate the leaders to achieve the highest level of performance

     o retain key leaders by linking executive compensation to Acxiom performance

     o    attract the best candidates through competitive, growth-oriented plans

     The resulting compensation strategy is targeted to provide an overall level of compensation opportunity that is competitive within the markets in which Acxiom competes, as well as within a broader group of companies of comparable size and complexity. Actual compensation levels may eventually be greater than or less than the average competitive market levels, based upon the achievement of Acxiom, as well as upon individual performance. The Compensation Committee uses its discretion to set the parameters of the leadership compensation plan when external, internal and/or individual circumstances warrant it. Increased orientation of leadership compensation policies toward long-term performance has been accompanied by increased utilization of objective performance criteria. See "Components of Compensation" below.

     The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and stockholders' interests and the enhancement of stockholder value. Thus, the Committee has also increasingly utilized these elements in Acxiom's compensation program for its leadership team.

Components of Compensation

     Compensation paid to Acxiom's leaders in fiscal 1999, the separate elements of which are discussed below, consisted of the following: not-at-risk base pay, at-risk base pay, and long-term incentive compensation granted under Acxiom's stock option plans. The Compensation Committee's increasing emphasis on tying pay to long-term performance criteria is reflected in a change to Acxiom's leadership compensation plan effective for the past two fiscal years. The plan contains five possible compensation levels with base pay being established based on the 75th percentile of market for senior leaders and the 50th percentile for all other leaders, which provides flexibility in establishing appropriate compensation packages for Acxiom's leadership. The plan provides for increasingly large percentages of total compensation being weighted towards at-risk pay and, to an even greater degree, toward long-term incentive compensation. The higher the compensation level, the greater the overall percentage of at-risk and LTI. Under the plan, the compensation for Acxiom's senior leaders, who participate in the top two levels of the plan, is as follows: not-at-risk base pay (35-40%); at-risk base pay (25%); and LTI compensation (35-40%).

     Not-At-Risk Base Pay - Base pay levels are largely determined through market comparisons. Actual salaries are based on individual performance contributions and the use of market surveys for comparable companies and positions. Base salaries for Acxiom's senior leadership were targeted in fiscal 1999 to represent 35-40% of total compensation, which includes the annual at-risk base pay and LTI compensation. For other corporate, group and business unit level leaders, base salaries were targeted at 40-70% of total compensation.

     At-Risk Base Pay - The at-risk base pay for all of Acxiom's leaders is funded after Acxiom achieves its earnings per share target. Attainment of targeted at-risk base pay is largely determined by using the EVA(R) (Economic Value Added) model. (EVA is a registered trademark of Stern Stewart & Co.) EVA measures a Company's performance by taking its after-tax operating profit and subtracting the cost of the capital. In fiscal 1999, at-risk base pay was targeted to represent 25% of total compensation for the senior leadership team and 15-25% for other corporate, group and business unit leaders. Acxiom's diluted earnings per share goal for the year was $.78 per share, excluding special charges, which was achieved.

     Long-Term Incentive Compensation - The Committee's long-term incentive compensation plan is composed of awards of stock options designed to align long-range interests between Acxiom's leadership team and its stockholders and to assist in the retention of key people. During fiscal 1999, the long-term incentives were targeted to represent 35-40% of total compensation for senior leadership and 15-35% for other corporate, group and business unit leaders. On May 26, 1999, senior leadership members were awarded the equivalent of three years' worth of non-statutory stock options to induce them to adopt the long-term view of stockholders. One-half of the options awarded were priced at the then current market value, one-fourth were priced at a 25% premium over the then current market value, and the remaining one-fourth were priced at a 50% premium over the then current market value. Senior leadership members will not be eligible for new grants of LTI options until 2002.

     Under the Committee's current guidelines, which were adopted in May 1999, the terms of long-term incentive non-statutory options are 15 years, and the exercise prices are: one-half at the fair market value on the date of grant, one-fourth at a 25% premium over market, and one-fourth at a 50% premium over market. For the six years prior to the adoption of the current guidelines, LTI options were granted one-half at fair market value, one-fourth at a 50% premium over market, and one-fourth at a 100% premium over market. The LTI vesting period for options granted after the adoption of the new guidelines was changed from nine to six years, with 20% of the options becoming vested on each of the second through the sixth anniversaries. These changes were made in order to make Acxiom more competitive with other companies in the information technology industry.

     Supplemental Executive Retirement Plan - All members of Acxiom's leadership team are eligible to participate in the Supplemental Executive Retirement Plan ("SERP"), which was adopted in fiscal 1996, by contributing up to 100% of their pretax income into the plan. Acxiom matches at a rate of $.50 on the dollar up to the first 6% of the leadership team members' combined contributions under both the SERP and Acxiom's 401K Retirement Plan. The Acxiom match is paid in Acxiom common stock.

     Other Compensation Plans - Acxiom maintains certain broad-based employee benefit plans in which leadership team members are permitted to participate on the same terms as non-leadership team associates who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Mr. Morgan's Compensation

     In fiscal 1999, Acxiom's revenue increased 28%, and earnings (before special charges) increased 34%, a record year in both revenue and earnings for Acxiom. Additionally, the return on stockholders' equity for fiscal 1999 was 21.5%, excluding special charges, in line with Acxiom's goal of achieving a 20% return. In the prior year, Acxiom's revenue and earnings increased 19% and 22%, respectively.

     Because of Acxiom's performance and Mr. Morgan's performance in the prior year, Mr. Morgan's fiscal 1999 base pay was increased by 29% over fiscal 1998. His base pay for fiscal 2000 was increased 23% over fiscal 1999. This increase was due in part to the success of Acxiom in fiscal 1999, and in part as the second of four proposed annual increases designed to make the salaries of Mr. Morgan (and other Acxiom leaders) competitive with comparable market compensation (i.e., within the 75th percentile of competitive companies) by the end of the four-year adjustment period.

     In fiscal 1999, the Company's earnings per share results and the Company's EVA attained were the primary basis for determining the at-risk base pay earned by Mr. Morgan. A portion of Mr. Morgan's at-risk payments were made in cash. (See "Summary Compensation Table - Other Annual Compensation" above.) On May 26, 1999, the Compensation Committee of the Company's Board of Directors granted 16,985 non-statutory stock options to Mr. Morgan in lieu of the remaining portion of his at-risk compensation. On the same date, Mr. Morgan was also granted 13,338 options in lieu of a cash payment from the "incentive bank" maintained under the leadership compensation plan. The plan permits the retention in the bank of half of any amounts achieved over and above the annual EVA targets. Up to 1/3 of any overattainment balance may be paid out annually in cash or stock options. All of the options referred to above were granted at an exercise price of $26.08, the market value on the date of grant, and were fully vested as of the date of grant. The actual value, if any, Mr. Morgan may ultimately realize will depend on the excess of the stock price over the exercise price on the date he exercises the options. In any event, until the price of the Company's stock reaches $33.09, Mr. Morgan will be unable to realize the full value of this portion of his pay.

     On November 10, 1998, Mr. Morgan received 19,220 options which reflected an adjustment which had previously been made to his level of compensation. These non-statutory options have exercise prices as follows: one-half at the then current market price of $26.03, one-fourth at a 50% premium over market ($39.04), and the remaining one-fourth at a 100% premium over market ($52.05). Thus, the full value of these options will not be realized until the stock price doubles. These options have a term of 15 years and vest over nine years in equal parts beginning on the first anniversary of the grant date. The grant was intended to further encourage Mr. Morgan's long-term performance while aligning his interests with those of Acxiom's other stockholders with regard to the performance of Acxiom's common stock.

Omnibus Budget Reconciliation Act of 1993

     The Omnibus Budget Reconciliation Act of 1993 ("OBRA") generally prevents public corporations from deducting as a business expense that portion of the compensation paid to the named individuals in the Summary Compensation Table that exceeds $1,000,000. However, this deduction limit does not apply to
"performance-based compensation" paid pursuant to plans approved by stockholders. The Board has modified its compensation plans so as to comply with OBRA and thereby retain the deductibility of executive compensation, and it is Acxiom's intention to continue to monitor its compensation plans to comply with OBRA in the future.

        William T. Dillard II               Thomas F. (Mack) McLarty, III

                             STOCK PERFORMANCE GRAPH

     The graph below compares for each of the last five fiscal years the cumulative total return on Acxiom's common stock, the Nasdaq Stock Market - U.S. Index, and the Nasdaq Stock Market - Computer and Data Processing Index. The cumulative total return on Acxiom's common stock assumes $100 invested on March 31, 1994 in Acxiom's common stock.


          The following table is submitted in lieu of the required graph:

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG ACXIOM CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

        YEAR                          1994   1995   1996   1997   1998   1999
Acxiom Corporation                    $100   $161   $230   $277   $494   $511
NASDAQ - US Index                      100    111    151    168    254    342
NASDAQ - Computer & Data Processing    100    135    191    209    365    593

*  $100 INVESTED ON 03/31/92 IN STOCK OR INDEX -
   INCLUDING REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING MARCH 31.


                              CERTAIN TRANSACTIONS


     1. Acxiom entered into an agreement to be a corporate sponsor of RM Promotions, LLC in the 1999 NASCAR truck racing series. Rob Morgan, an employee and majority owner of RM Promotions, is the son of Company Leader Charles D. Morgan, who has a minority interest in RM Promotions. Under the agreement, RM Promotions will support Acxiom customers and promote Acxiom products and services at the NASCAR events. RM Promotions will also assist Acxiom in providing hospitality facilities for Acxiom customers at selected events. The total 1999 sponsorship fee to be paid by Acxiom to RM Promotions is $500,000.

     2. Acxiom uses the temporary staffing services of the national staffing firm, Norrell Staffing Services, Inc. for its strategic staffing and contingency workforce needs. Susie P. Morgan, wife of Company Leader Charles D. Morgan, owns the Little Rock, Arkansas franchise of Norrell. The total annual fees received by Ms. Morgan's franchise from Norrell, based on payments to be made by Acxiom to Norrell, were approximately $102,000 in fiscal 1999.

     3. On January 5, 1996, Acxiom leased an aircraft from MorAir, Inc., a corporation controlled by Charles D. Morgan, Acxiom's Company Leader, for $66,385 per month, plus maintenance and insurance. The term of this aircraft lease expires January 4, 2001. The terms of the lease have been found by the Board to be as good or better than those which could have been obtained from an unrelated third party.

     4. In accordance with a data center management agreement dated July 27, 1992 between Acxiom and Trans Union LLC, Acxiom (through its subsidiary, Acxiom CDC, Inc.) acquired all of Trans Union's interest in its Chicago data center and agreed to provide Trans Union with various data center management services. The term of the agreement expires in 2005. In the past fiscal year, we received approximately $70 million in revenue from Trans Union.

     As part of the 1992 agreement, Acxiom issued 1,920,000 shares of its common stock to Trans Union. At the same time, Acxiom also issued a warrant to Trans Union to purchase up to 4,000,000 additional shares prior to August 31, 2000, at exercise prices ranging from $2.9125 per share to $3.5625 per share. In August 1998, Trans Union exercised the warrant and acquired the shares for $3.0625 per share. In June 1999, Trans Union sold 400,000 of these shares in the open market.

     In 1994, Acxiom and Trans Union's parent company, Marmon Industrial LLC, entered into a stock purchase agreement under which Marmon Industrial bought 2,000,000 shares of Acxiom stock for $5.98 per share. In 1997, Trans Union transferred its 1,920,000 shares (together with an additional 1,000 shares it had previously acquired from Mr. Gambill) to the Pritzker Foundation, a private foundation. At the same time, Marmon Industrial transferred its 2,000,000 shares to the Pritzker Foundation. As a result of these transfers, the Pritzker Foundation currently owns 3,921,000 shares of common stock, which it has registered for sale to the public, the completion of which is expected to occur in July or August, 1999. Trans Union currently owns 3,603,500 shares of common stock.

     Under the 1992 agreement, Trans Union has preemptive rights whereby it may, under certain circumstances, purchase shares of Acxiom common stock in the event Acxiom issues additional shares. These rights provide Trans Union with the ability to maintain its percentage ownership of common stock acquired under the 1992 agreement.

     In a 1992 letter agreement, Acxiom agreed to use its best efforts to cause one person designated by Trans Union to be elected to Acxiom's Board of Directors. Trans Union designated its CEO and President, Harry C. Gambill, who was appointed to fill a vacancy on the Board in November 1992 and was elected at the 1993 Annual Meeting of Stockholders to serve a three-year term. He was elected to serve a second three-year term at the 1996 Annual Meeting, and is a nominee for election to another three-year term at this year's Annual Meeting. Under a second letter agreement, executed in 1994 in connection with an amendment to the 1992 agreement which continued the term through 2002, Acxiom agreed to use its best efforts to cause two people designated by Trans Union to be elected to Acxiom's Board of Directors. In addition to Mr. Gambill, Trans

Union designated Robert A. Pritzker, an executive officer of Marmon Industrial Corporation, who was appointed to fill a newly created position on Acxiom's Board of Directors on October 26, 1994. Mr. Pritzker was elected to serve a three-year term at the 1995 Annual Meeting of Shareholders. He was elected to serve a second three-year term at the 1998 Annual Meeting. These undertakings by Acxiom are in effect until 2005.

                      SECTION 16(a) REPORTING DELINQUENCIES

     Section 16(a) of the Securities Exchange Act of 1934 requires Acxiom's executive officers, directors, and persons who own more than ten percent (10%) of Acxiom's stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These reports are also filed with the National Association of Securities Dealers, Inc. A copy of each report is furnished to Acxiom.

     SEC regulations require Acxiom to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of reports furnished to us and the written representations that no other reports were required during the fiscal year ended March 31, 1999, we believe that all
Section 16(a) filing requirements were met.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     KPMG LLP has been selected as Acxiom's independent accountants and auditors. KPMG LLP has held this position since Acxiom went public in 1983. They will have the opportunity to make a statement at the 1999 Annual Meeting if they desire to do so and to respond to appropriate questions.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

     If you want to present a proposal at the 2000 Annual Meeting, you should send the proposal to Catherine L. Hughes, Secretary of Acxiom, 1 Information Way, Little Rock, Arkansas 72202.

     Acxiom's bylaws contain an advance notice provision which provides that any matter may not be brought by a stockholder before Acxiom's annual meeting unless the proposal is delivered in writing to the Secretary of Acxiom no later than 120 days prior to the anniversary date of the immediately preceding annual meeting. Accordingly, for any stockholder proposal to be considered at the 2000 Annual Meeting it must be submitted no later than April 6, 2000.

     Additionally, for a stockholder proposal to be included in the Acxiom proxy statement and form of proxy for the 2000 Annual Meeting, the proposal must be received on or before February 18, 2000 and must otherwise comply with Rule 14a-8 of the Securities Exchange Act of 1934.

                        ADDITIONAL INFORMATION AVAILABLE

     Acxiom will furnish, without charge, a copy of Acxiom's most recent Annual Report on Form 10-K, as filed with the United States Securities and Exchange
Commission, including any financial statements and schedules. Your written request should be sent to Catherine L. Hughes, Secretary of Acxiom, 1 Information Way, Little Rock, Arkansas 72202.

                                  OTHER MATTERS

     The Board does not intend to present any items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the Proxy.

                                           By Order of the Board of Directors



                                                  Catherine L. Hughes
                                                       Secretary

Little Rock, Arkansas
June 25, 1999

                                   PROXY CARD
(Side 1)
PROXY                                                                     PROXY
                               ACXIOM CORPORATION
           This Proxy Is Solicited on Behalf of The Board of Directors
                     for the Annual Meeting of Stockholders
                          to be Held on August 4, 1999

The undersigned hereby appoints Catherine L. Hughes and Robert S. Bloom as Proxies, or either of them, with the power to appoint their substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of common stock of Acxiom Corporation held of record by the undersigned on June 14, 1999, at the Annual Meeting of Stockholders to be held at the DoubleTree Hotel, 424 West Markham Street, Little Rock, Arkansas on August 4, 1999, or any postponement or adjournments thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ALL PROPOSALS.


Please mark, sign, date and return the proxy card promptly using the enclosed envelope.

                                                                    SEE REVERSE
                                                                       SIDE



(Side 2)


[X]  Please mark your
     votes as in this
     example.

           The Board of Directors recommends a vote FOR all proposals

                  FOR all nominees   WITHHOLD
                  listed at right    AUTHORITY
1.   Election of        [ ]             [ ]     (INSTRUCTION: To withhold
     Directors                                  authority to vote for an
                                                individual nominee, strike a
                                                line through the nominee's name
                                                in the list below.)

                                     Nominees:  William T. Dillard II
                                                Harry C. Gambill
                                                Thomas F. (Mack) McLarty, III

2. In their discretion, the proxies are authorized to consider and vote upon such other business that may come before the meeting or any postponement or adjournment thereof.


SIGNATURE(S)_________________________        DATED:_____________________, 1999

NOTE: Please sign exactly as name appears hereon.  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.